                                                                  EXHIBIT 10.23
                                STOCKHOLDERS AGREEMENT


     This Stockholders Agreement (this "AGREEMENT") is made and entered into as of June 1, 1998 by and between Neon Systems, Inc., a Delaware corporation (the "Company") and Wayne E. Webb, Jr. ("Webb"). Webb is also referred to herein as the "COVERED STOCKHOLDER."

RECITALS

     As of the date hereof, Webb is an employee of both the Company and PBTC (as defined herein) . Pursuant to the terms of that certain Stock Purchase Agreement dated the date hereof between the Company and Webb (the "STOCK PURCHASE AGREEMENT"), the Company is issuing and selling 47,780 shares of its Common Stock, par value $.01 per share, to Webb. It is a condition to the obligations of the Company under the Stock Purchase Agreement that this Agreement be entered into by the Company and Webb, and the Company and Webb desire to enter into this Agreement and to be bound by the terms hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINED TERMS . As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "AFFILIATE" shall mean any person or entity that directly indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity interests of such other person.

          (b)  "CAUSE" shall have the meaning provided therefor in Section 4(d).

          (c) "COMMON STOCK" shall mean the Company's Common Stock, par value $.01 per share.

          (d) "COVERED SECURITIES" shall mean any of the following at any time owned or held by the Covered Stockholder: the Purchased Shares and any other securities of the Company (including, without limitation, any warrants, options and other rights to purchase any Common Stock or other capital stock of the Company) which may be issued in exchange for or in respect of the Purchased Shares or any other securities the issuance of which derived directly or indirectly from the Purchased Shares or any securities issued in exchange for or in respect of the Purchased Shares (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

          (e)  "INVOLUNTARY TRANSFER NOTICE" shall have the meaning set forth in
Section 2(c).

          (f)  "INVOLUNTARY TRANSFEREE" shall have the meaning set forth in
Section 3(e).

          (g)  "OFFER" shall have the meaning set forth in Section 3(b).

          (h) "OFFERED SECURITIES" shall have the meaning set forth in Section 3(b).

          (i) "PBTC" shall mean Peregrine/Bridge Transfer Corporation, a Delaware corporation.

          (j)  "PERMISSIBLE TRANSFEREE" shall have the meaning set forth in
Section 2(a).

          (k) "PROPOSED TRANSFEREE" shall have the meaning set forth in Section 3(b).

          (l) "PURCHASED SHARES" shall means the 47,780 shares of the Company's Common Stock purchased by Webb from the Company pursuant to the Stock Purchase Agreement.

          (m)  "REPURCHASE EVENT" shall have the meaning set forth in Section
4(a).

          (n) "REPURCHASE PERIOD" shall have the meaning set forth in Section 4(a).

          (o)  "REPURCHASE PRICE" shall have the meaning set forth in Section
4(c).

          (p) "REPURCHASE RIGHT" shall have the treating set forth in Section 4(a.).

          (q) "SPECIFIED PURCHASE PRICE" initially shall mean an amount equal to $1.80 per share for each of the Purchased Shares. in the event of any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock, split, combination or exchange of shares or the like, appropriate adjustments shall be made in the Specified Purchase Price and the shares that may be acquired pursuant to the payment thereof such that the Company will be entitled to purchase and receive in accordance with the terms of this Agreement, for the same aggregate purchase price, the aggregate number and kind of Covered Securities which, if it had purchased Purchased Shares immediately prior to any such change, it would have been entitled to receive by virtual of such change. Such adjustment shall be made successively when any such event or change shall occur. In the event of any such adjustment, the "Specified Purchase Price" shall be such adjusted purchase price.

          (r)  "TRANSFERRED SECURITIES" shall have the meaning set forth in
Section 3(e).

     2.   LIMITATIONS ON TRANSFER.

          (a) The Covered Stockholder agrees that he shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber, grant a security interest in or otherwise dispose of all or any Covered Securities except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, the Covered Stockholder may transfer all or any Covered


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

Securities by will, by the laws of descent and distribution, or in accordance with the provisions of Sections 3 and 4, if applicable. As used in this Agreement, the term "PERMISSIBLE TRANSFEREE" shall mean any transferee to whom a transfer of shares is permitted by the terms of this Section 2. In the event of any transfer by will. or by laws of descent and distribution, the Covered Stockholder's personal representative or, in the event the Covered Stockholder has no personal representative, the Permitted Transferee shall, promptly upon the consummation of such transfer, provide written notice to the Company of such transfer, which notice shall specify the date of the transfer, the number and type of Covered Securities involved and the name and address of the Permitted Transferee.

          (b) If the Covered Stockholder transfers any Covered Securities to a Permissible Transferee pursuant to this Section 2, such Permissible Transferee shall take and hold such Covered Securities, and such Covered Securities shall be, subject to this Agreement and to all of the rights, obligations and restrictions provided herein and applicable to the Covered Stockholder and Covered Securities. Without limiting the generality of the foregoing or any other provision of this Agreement, any sale, transfer or encumbrance of any Covered Securities held by a Permissible Transferee shall be subject to the limitations on transfer and the Company's right of first refusal and Repurchase Right provided for in this Agreement.

          (c) In the event of an involuntary transfer (as defined in the immediately succeeding sentence) of any Covered Securities to any person, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to this Agreement and to all the obligations of, and restrictions upon, the initial transferor Covered Stockholder, and shall observe and comply with this Agreement and with such obligations and restrictions. As used in this Section 2(c) and elsewhere in this Agreement, the term "INVOLUNTARY TRANSFER" shall mean any transaction, proceeding or action by or in which the Stockholder is involuntarily deprived or divested of any right, title or interest in or to any Covered Securities (including, without limitation, a seizure under levy of attachment or execution, transfer to a trustee in bankruptcy or receiver or other officer or agency, or a transfer to a state or to a public officer or agency pursuant to a statute pertaining to escheat or abandoned property; provided, however, that the term "INVOLUNTARY TRANSFER" shall not be deemed to include. any transfer of Covered Securities to a Permissible Transferee of an individual Covered Stockholder that occurs upon the death of such individual. In the event of an involuntary transfer, or the entry of any order compelling an involuntary transfer, of any Covered Securities to any Person, the transferor Covered Stockholder (or, if he fails to do so, the transferee) shall forthwith give notice (the "INVOLUNTARY TRANSFER NOTICE") to the Company stating (A) when the involuntary transfer occurred or is to occur, (B) the circumstances alleged to require such transfer, (C) the number and type of Covered Securities involved, and (D) the name, address and capacity of the transferee. If both the transferor Covered Stockholder and the transferee fail to give the Involuntary Transfer Notice, then the Involuntary Transfer Notice may be given by any then existing Permissible Transferee and the Involuntary Transfer Notice so given shall contain such of the information set forth in the immediately preceding sentence as is known to the person so giving the Involuntary Transfer Notice. Any such involuntary transfer shall be subject to the rights of the Company set forth in Section 3(e).

          (d) Notwithstanding anything to the contrary in this Agreement, no transfer of Covered Securities permitted or required by this Agreement shall be effected except in compliance with federal and state securities laws, including, without limitation, the Securities Act of 1933, as amended.

     3.   RIGHT OF FIRST REFUSAL ON DISPOSITIONS.

          (a) The provisions of this Section 3 are subject to the rights of the Company pursuant to Section 4 hereof.

          (b) If at any time the Covered Stockholder desires to sell all or any part of his Covered Securities pursuant to a bona fide offer from a third party (the "PROPOSED TRANSFEREE"), the Covered Stockholder shall submit a written offer (the "OFFER") to sell such Covered Securities (the "OFFERED SECURITIES") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Covered Stockholder proposes to sell such Offered Securities to the Proposed Transferee. The offer shall disclose the identity of the Proposed Transferee. The Offered Securities proposed to be sold, the total number of each class and series of Covered Securities owned by the Covered Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all of the Offered Securities for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein. The Company shall have the absolute right to acquire all of the Offered Securities.

          (c) If the Company desires to purchase all of the Offered Securities pursuant to the Offer, it shall communicate in writing its election to do so to the transferring Covered Stockholder, which communication shall be given to the transferring Covered Stockholder in accordance with Section 10 below within fifteen (15) days after the date the offer was received by the Company. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Securities. If the Company does not accept the offer within such time period, it shall be deemed to have rejected the Offer. Sales of the Offered Securities to be sold to the Company pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was accepted (or if such 45th day is not a business day, then on the next succeeding business day) or at such other time and place as the transferring Covered Stockholder and the Company may agree. Such sales shall he effected by the transferring Covered Stockholder's delivery to the Company of a certificate or certificates evidencing the Offered Securities to be purchased (or, in the case of any uncertificated. securities, such instruments of transfer as shall be acceptable to the Company), duly endorsed for transfer to the Company against payment to the transferring Covered Stockholder of the purchase price therefor by the Company.

          (d) If the Company does not purchases all of the Offered Securities, the Offered Securities may be sold by the transferring Covered Stockholder at any time within one hundred days after the date the Offer was first made to the Company pursuant to subsection (b) above; provided, however, that any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed

Transferee than those specified in the Offer; and provided further, that prior to the sale of the Offered Securities to the Proposed Transferee, the Proposed Transferee shall execute an agreement with the Company pursuant to which the Proposed Transferee agrees that, from and after the date of its acquisition of the Offered Securities, it and the Offered Securities will be subject to this Agreement and the obligations and restrictions set forth herein applicable to the Covered Stockholder and the Covered securities. Any Offered Securities not sold within such 100-day period shall continue to be subject to the requirements of a prior offer pursuant, to this Section 3.

          (e) If an involuntary transfer of any Covered Securities shall occur, the Company shall have the same right of first refusal with respect to the Covered Securities subject to such involuntary transfer (the "TRANSFERRED SECURITIES") as if the involuntary transfer had been a proposed voluntary transfer by the transferor Covered Stockholder governed by the foregoing paragraphs of this Section 3, except that: (i) price to be paid for such Transferred Securities shall be the fair market value thereof, as determined by an independent valuation expert or investment barking firm; (ii) the periods within which such right must be exercised shall run from the date the Involuntary Transfer Notice is received; and (iii) such rights shall be exercised by notice to the transferee of such Transferred Securities (the "INVOLUNTARY TRANSFEREE") rather than to the transferor Covered Stockholder. The closing of any purchase of Transferred Securities pursuant to this Section 3(e) shall be in accordance with the procedures set forth in Section 3(c), except that the date of such closing shall be the earlier of (i) the 90th day after the date of the Involuntary Transfer Notice and (ii) any earlier date specified by the Company. If the provisions of this Section 3(e) shall be held to be unenforceable with respect to any particular involuntary transfer of Covered Securities, the Company shall have a right of first refusal if the Involuntary Transferee subsequently obtains a BONA FIDE offer for and desires to transfer such Covered Securities, in which. event the Involuntary Transferee shall be bound by the foregoing paragraphs of this Section 3.

     4.   RIGHT OF REPURCHASE.

          (a) The Company shall have the right (the "REPURCHASE RIGHT") to repurchase from the Covered Stockholder, all, but not less than all, of the Covered Securities then owned by the Covered stockholder, upon the occurrence or any of the events specified in Section 4(b) Below (a "REPURCHASE EVENT"). The Repurchase Right may be exercised by the Company within 60 days following the date that Company receives actual knowledge of such event (the "REPURCHASE PERIOD"). The Repurchase Right shall be exercised by the Company by giving the Covered Stockholder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and together with such notice, tendering to the Covered Stockholder an amount equal to the applicable Repurchase Price, as determined pursuant to Section 4(c). The Company may assign the Repurchase Right to one or more persons. Upon timely exercise of the Repurchase Right in the manner provided in this Section 4(a), the holder shall deliver to the Company the stock certificate or certificates representing the shares and any other securities being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrance. if the Covered Securities are not purchased under the Repurchase Right, the Covered Stockholder and his or her successor in interest, if any, will hold the Covered Securities subject to all of the provisions of this Agreement.


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

          (b) The Repurchase Right shall be exercisable it any of the following events shall occur:

               (i) The termination at any time of Webb's employment with PBTC and the Company, voluntarily or involuntarily, for any reason whatsoever other than for Cause;

               (ii) The termination at any time of Webb's employment with PBTC or the Company for Cause;

               (iii) The receivership, bankruptcy or other creditor's proceeding regarding the Covered Stockholder or the taking of any of the Covered Securities by legal process, such as a levy of execution;

               (iv) Distribution of shares held by the covered Stockholder to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or

               (v) Within one year of the termination of Webb's employment with PBTC or the Company for any reason whatsoever (including without limitation any resignation or termination without Cause) , the engagement by Webb, directly or indirectly, alone or with others, in
          (A) any business activity which is in competition with the Company, PBTC or any of their respective Affiliates or (B) the solicitation of, interference with or endeavor to entice away any employee of the Company, PBTC or any of their respective Affiliates.

          (c) The repurchase price (the "Repurchase Price") payable pursuant to an exercise of the Repurchase Right shall be determined as follows:

               (i) Subject to Section 4(c)(ii) and below, the Repurchase Price shall be as follows:

                     (A) with respect to any exercise of the Repurchase Right on or after June 2, 1998 through May 31, 1999, the Repurchase Price shall be the Purchase Price for the Covered Securities being repurchased;

                     (B) with respect to any exercise of the Repurchase Right on or after June 1, 1999 through May 31, 2000, the Repurchase Price shall be an amount equal to the sum of (1) the fair market value of twenty-five percent (25%) of the Covered Securities being repurchased and (2) the Specified Purchase Price for seventy-five percent (75%) of the Covered Securities being repurchased;

                     (C) with respect to any exercise of the Repurchase Right on or after June 1, 2000 through May 31, 2001, the Repurchase Price shall be an amount equal to the sum of (1) the fair market value of fifty percent (50%) of the covered Securities being repurchased and (2) the Specified

               Purchase Price for fifty percent (50%) of the Covered Securities being repurchased;

                     (D) with respect to any exercise of the Repurchase Right on or after June 1, 2001 through May 31, 2002, the Repurchase Price shall be an amount equal to the sum of (1) the fair market value of seventy-five percent (75%) of the Covered securities being repurchased and (2) the Specified Purchase Price for twenty-five percent (25%) of the Covered Securities being repurchased; and

                     (E) with respect to any exercise of the Repurchase Right on or after June 1, 2002, the Repurchase Price shall be an amount equal to the fair market value of the Covered Securities being repurchased.

          For purposes of this Section 4(c)(i), in connection with any repurchase of a specified percentage of the Covered Securities, the Covered Securities to be repurchased shall be comprised of the specified percentage of the Purchased Shares and any and all of the Covered Securities derived directly or indirectly therefrom or from any Securities issued in exchange for or in respect of the Purchased Shares (whether by way of stock split, stock dividend, combination, reclassification, reorganization or otherwise).

               (ii) Subject to Section 4(c)(iii) below and notwithstanding the provisions of paragraphs (A) through (E) of section 4(c)(i), the Repurchase Price payable pursuant to any exercise of the Repurchase Right following a Change of Control shall be an amount equal to the fair market value of all of the Covered Securities being repurchased.

               (iii) The Repurchase Price payable pursuant to any exercise of the Repurchase Right (A) upon or following any termination at any time of Webb's employment with PBTC or the Company for Cause or (B) in respect of an event described in Section 4(b)(iv) or 4(b)(v) above shall be an amount equal to the Specified Purchase Price for all of the Covered Securities being repurchased.

          (d) As used in this Agreement, the term "CAUSE" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Covered Stockholder, after notice thereof, to render services to PBTC, the Company or any or their respective Affiliates in accordance with the terms or requirements of the Covered Stockholder's employment with or engagement by PBTC, the Company or any such Affiliate, as the case may be; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to PBTC, the Company or any of their respective Affiliates; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of PBTC, the Company or any of their respective Affiliates which results in direct or indirect 'Loss, damage or injury to PBTC, me Company or any such Affiliate; (v) the unauthorized disclosure of any trade secret or confidential information, of PBTC, the Company or any of their respective Affiliates; or (vi) the commission of an act which constitutes unfair competition with PBTC, the Company or any of their respective Affiliates or which induces any customer or supplier to break a contract with PBTC, the Company or any of their respective Affiliates.

          (e) For purposes of any repurchase of Covered Securities pursuant to this Section 4, the fair market value of the Covered Securities as of any determination date shall be, in the case of any Covered Securities that are publicly traded on the determination date, (i) the average, on the last business day for which the prices or quotes discussed in this sentence are available prior to the determination. date, of the high and low prices of the covered securities on the principal national securities exchange on which such Covered Securities are traded, if the Covered Securities are then traded on a national securities exchange; (ii) the last reported sale price, on the last business day prior to the determination date, of this Covered Securities on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices), last quoted on the last business day prior to the determination date, by an established quotation service for over-the-counter securities, if the Covered Securities are not reported on the NASDAQ National Market List. If the Covered Securities are not publicity traded on any determination date, the fear market valid thereof shall be seemed to be the fair market value thereof as determined by the Board of Directors of the Company, after taking into consideration all factors which it deems appropriate, including, without limitation, any recent sale and offer prices of the Covered Securities in private transactions negotiated at arm's length. The determination by the Board of Directors of the fair market value shall be conclusive and binding.

          (f) The Repurchase Right of the Company shall include, without limitation, the right, in accordance with this Section 4, repurchase Covered Securities from any and all Permissible Transferees and involuntary Transferees in the event of the occurrence of an event described in Section 4(b), notwithstanding that such event may involve termination of Webb's employment with PBTC and/or the Company and may not otherwise involve or affect any such Permissible Transferee or involuntary Transferee.

     5. TERM. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date of the consummation of the first firm commitment underwritten, public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, or any Successor statute, pursuant to which the net proceeds to the Company amount to at least $10,000,000; provided, however, that if such a public offering occurs prior to December 1, 1999, than this Agreement shall terminate on December 1, 1999.

     6. FAILURE TO DELIVER COVERED SECURITIES. If the Covered Stockholder becomes obligated to sell any Covered Securities to the company under this Agreement and fails to deliver such Covered Securities in accordance with the terms of this Agreement, the company may, at its option, in addition to all other remedies it may have, send to the Covered Stockholder the purchase price for such Covered Securities as is herein specified. Thereupon, the Company, upon written notice to the Covered Stockholder, (a) shall cancel on its books any certificate, certificates or other instruments representing the Covered Securities to be sold and (b) shall issue, in lieu thereof, in the name of the Company a new certificate, certificates or other instruments representing such Covered securities, and thereupon all of the Covered Stockholder's rights in and to such Covered Securities shall terminate.

     7. SPECIFIC ENFORCEMENT. The Covered Stockholder expressly agrees that the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Covered Stockholder, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     8. LEGEND. Each certificate or instrument evidencing any of tire Covered Securities shall bear a legend substantially as follows (with appropriate changes if the Covered securities are other than shares of capital stock):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND BETWEEN
     THE COMPANY AND THE HOLDER OF THIS CERTIFICATE, A COPY OF WHICH THE
     COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     9. LOCK-UP AGREEMENT. The Covered Stockholder agrees that in connection with an underwritten public offering of Common Stock, upon the request of, the Company or the principal underwriter managing such public offering, the Covered Securities may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 90 days or such other period of time as the Board of Directors may determine.

     10. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or, telex to the party being, notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other party or parties of in writing.

     11. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may he waived, modified or amended except by a written agreement signed by the parties hereto. to the extent that any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     12. GOVERNING LAW; SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS TO MATTERS WITHIN THE SCOPE THEREOF AND AS TO ALL OTHER MATTERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. WITHOUT GIVING EFFECT TO THE PRINCIPLES OF THE CONFLICTS OF LAWS THEREOF. THIS AGREEMENT SHALL BE BINDING UPON THE

HEIRS, PERSONAL REPRESENTATIVES, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE PARTIES.

     13. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     14. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or tender illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, Invalid or unenforceable provision were not contained herein.

     15. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

     16. NO OBLIGATION TO CREATE OR CONTINUE EMPLOYMENT RELATIONSHIP. This Agreement shall not impose any obligation on the Company or PBTC to create or continue to maintain an employment or consulting relationship with the Covered Stockholder.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                         NEON SYSTEMS, INC.

                         By:/s/ F. Joseph Backer
                            --------------------
                         Name: F. Joseph Backer
                               ----------------
                         Title: President

                         Address:       14141 Southwest Freeway
                                        Suite 6200
                                        Sugar Land, Texas 77478
                                        Fax: 281/242-3880

                         /s/ Wayne E. Webb, Jr.
                         Address:       603 Las Lomas Drive
                                        Austin, Texas 78746
                                        512-327-7958
                                        ------------



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